UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2009
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 8.01. Other Events
On July 23, 2009, KB Home (the “Company”) announced the commencement of a cash tender offer for up to $250 million in aggregate principal amount of its 6 3/8% Senior Notes due 2011. A copy of the press release dated July 23, 2009 announcing the tender offer is attached as Exhibit 99.1.
On July 23, 2009, the Company announced a public offering of Senior Notes. A copy of the press release dated July 23, 2009 announcing the offering is attached as Exhibit 99.2.
On July 23, 2009, the Company announced that it priced its offering of $265 million in aggregate principal amount of 9.100% Senior Notes due 2017. The offering is expected to close on July 30, 2009, subject to customary closing conditions. A copy of the press release dated July 23, 2009 announcing the pricing of the offering is attached as Exhibit 99.3.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated July 23, 2009 announcing a cash tender offer for the Company’s 6 3/8% Senior Notes due 2011.
99.2	Press Release dated July 23, 2009 announcing a public offering of Senior Notes.
99.3	Press Release dated July 23, 2009 announcing the pricing of the offering of 9.100% Senior Notes due 2017.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: July 24, 2009

KB Home
By:	/s/ Wendy C. Shiba
Wendy C. Shiba
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2009 announcing a cash tender offer for the Company’s 6 3/8% Senior Notes due 2011.
99.2	Press Release dated July 23, 2009 announcing a public offering of Senior Notes.
99.3	Press Release dated July 23, 2009 announcing the pricing of the offering of 9.100% Senior Notes due 2017.